FINANCIAL STATEENTS AND
INDEPENDENT AUDITOR'S REPORT

DAVENPORT HOUSING VII, L.P.

DECEBER 31, 2019 AND 2018

DAVENPORT HOUSING VII, L.P.

TABLE OF CONTENTS

LEBLANC & ASSOCIATES

CERTIFIED PUBLIC ACCOUNTANTS, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIR

To the Partners
Davenport Housing VII, L.P.
Davenport, Iowa

**Opinion on the Financial Statements**

We have audited the accompanying balance sheets of Davenport Housing VII, L.P. as of December 31, 2019 and 2018, and the related statements of operations, changes in partners' equity, and cash flows for the years then ended, and the related notes. In our opinion, the financial statements present fairly, in all material respects, the financial position of Davenport Housing VII, L.P. as of December 31, 2019 and 2018, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

**Basis for Opinion**

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We are required to be independent with respect to the Company in accordance with the relevant ethical requirements relating to our audit.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

**Report on Supplemental Information**

Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The Schedule of Expenses is presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

*LeBlanc & Associates CPAs, L.L.C.*

etairie, Louisiana
April 20, 2020

3421 N. Causeway Blvd., Suite 701 • Metairie, LA 70002 • 504-837-0770 • 504-837-7102 (fax) • www.leblanccpas.com

**DAVENPORT HOUSING VII, L.P.**

**BALANCE SHEETS**

**DECEMBER 31, 2019 AND 2018**

| ASSETS | 2019 | 2018 |
|---|---|---|
| Current Assets | | |
| Cash and Equivalents | $ 1,076 | $ 11,893 |
| Accounts Receivable - Tenant | 773 | 1 |
| Total Current Assets | 1,849 | 11,894 |
| Restricted Deposits and Funded Reserves | | |
| Tax and Insurance Escrow | 277 | 8,975 |
| Security Deposits | 5,597 | 6,128 |
| Total Restricted Cash | 5,874 | 15,103 |
| Property and Equipment | | |
| Land | 50,000 | 50,000 |
| Building | 6,546,459 | 6,546,459 |
| Furniture & Fixtures | 56,284 | 52,649 |
| Total Property and Equipment | 6,652,743 | 6,649,108 |
| Less: Accumulated Depreciation | (1,690,348) | (1,525,327) |
| Total Property and Equipment, Net | 4,962,395 | 5,123,781 |
| Other Assets | | |
| Intangible Assets, Net | 25,338 | 30,492 |
| Total Assets | $ 4,995,456 | $ 5,181,270 |

See auditor's report and notes to financial statements.

**DAVENPORT HOUSING VII, L.P.**

**BALANCE SHEETS**

**DECEMBER 31, 2019 AND 2018**

| LIABILITIES AND PARTNERS' EQUITY | 2019 | 2018 |
|---|---|---|
| Current Liabilities | | |
| Accounts Payable | $ 3,470 | $ 2,386 |
| Accrued Real Estate Taxes | 6,462 | 6,165 |
| Accrued Expenses | 5,000 | 10,000 |
| Prepaid Rent | 1,342 | 1,469 |
| Current Portion of Long Term Debt | 14,023 | 13,242 |
| Total Current Liabilities | 30,297 | 33,262 |
| Deposits & Prepayment Liabilities | | |
| Tenant Security Deposits Payable | 5,396 | 5,996 |
| Long Term Liabilities | | |
| ortgage Notes Payable | 470,274 | 483,515 |
| Less: Current Portion | (14,023) | (13,242) |
| Asset anagement Fee Payable | 31,771 | 28,411 |
| Due to Related Party | 783,336 | 783,336 |
| Total Long Term Liabilities | 1,271,358 | 1,282,020 |
| Total Liabilities | 1,307,051 | 1,321,278 |
| Partners' Equity | | |
| Partners' Equity | 3,688,405 | 3,859,992 |
| Total Liabilities and Partners' Equity | $ 4,995,456 | $ 5,181,270 |

See auditor's report and notes to financial statements.

**DAVENPORT HOUSING VII, L.P.**

**STATEMENTS OF OPERATIONS**

**FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018**

| | 2019 | 2018 |
|---|---|---|
| Revenue | | |
| Rent Revenue | $ 136,188 | $ 135,001 |
| Vacancy Loss | (3,911) | - |
| Other Revenue | 6,492 | 6,655 |
| NSF, Late Fees & Other Revenue | 1,122 | 60 |
| Interest Income | 111 | 165 |
| Total Revenue | 140,002 | 141,881 |
| Expenses | | |
| Administrative | 25,525 | 29,508 |
| Utilities | 38,472 | 37,263 |
| Operating and aintenance | 37,337 | 37,247 |
| Taxes and Insurance | 25,018 | 16,055 |
| Interest | 11,702 | 12,440 |
| Depreciation and Amortization | 170,175 | 170,153 |
| Total Expenses | 308,229 | 302,666 |
| Net Loss from Operations | (168,227) | (160,785) |
| Other Income and (Expenses) | | |
| Asset anagement Fees | (3,360) | (3,262) |
| Net Loss | $ (171,587) | $ (164,047) |

See auditor's report and notes to financial statements.

# DAVENPORT HOUSING VII, L.P.

## STATEMENTS OF CHANGES IN PARTNERS' EQUITY

## FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

| | General Partner .005% | Special Limited Partner .015% | Limited Partner 99.98% | Total Partners' Equity |
|---|---|---|---|---|
| Balance - January 1, 2018 | $ 1,191,607 | $ (18) | $ 2,832,450 | $ 4,024,039 |
| Net Loss | (8) | (25) | (164,014) | (164,047) |
| Balance - December 31, 2018 | 1,191,599 | (43) | 2,668,436 | 3,859,992 |
| Net Loss | (9) | (26) | (171,552) | (171,587) |
| Balance - December 31, 2019 | $ 1,191,590 | $ (69) | $ 2,496,884 | $ 3,688,405 |

See auditor's report and notes to financial statements.

**DAVENPORT HOUSING VII, L.P.**

**STATEMENTS OF CASH FLOWS**

**FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018**

| | 2019 | 2018 |
|---|---|---|
| Cash flows from operating activities: | | |
| Net Loss | $ (171,587) | $ (164,047) |
| Adjustments to reconcile net loss to net cash provided by operating activities: | | |
| Depreciation and amortization | 170,175 | 170,153 |
| (Increase) decrease in accounts receivable | (772) | (1) |
| Increase (decrease) in accounts payable | 117 | (2,944) |
| Increase (decrease) in accrued expenses | (4,159) | 11,469 |
| Increase (decrease) in asset management fee payable | 3,360 | 3,262 |
| Increase (decrease) in accrued real estate taxes | 297 | (470) |
| Increase (decrease) in security deposits payable | (600) | 300 |
| Total adjustments | 168,418 | 181,769 |
| Net cash provided (used) by operating activities | (3,169) | 17,722 |
| Cash flows from investing activities: | | |
| Purchase of fixed assets | (3,635) | (1,578) |
| Net cash provided (used) by investing activities | (3,635) | (1,578) |
| Cash flows from financing activities: | | |
| Payment on mortgage notes | (13,242) | (12,503) |
| Net cash used by financing activities | (13,242) | (12,503) |
| Net increase (decrease) in cash, cash equivalents, and restricted cash | (20,046) | 3,641 |
| Cash, cash equivalents, and restricted cash, beginning of year | 26,996 | 23,355 |
| Cash, cash equivalents, and restricted cash, end of year | $ 6,950 | $ 26,996 |
| Reconciliation of cash, cash equivalents, and restricted cash: | | |
| Cash and equivalents | $ 1,076 | $ 11,893 |
| Total restricted cash | 5,874 | 15,103 |
| Cash, cash equivalents, and restricted cash, end of year | $ 6,950 | $ 26,996 |
| Supplemental disclosures of cash flow information: | | |
| Cash paid during the year for: | | |
| Interest | $ 11,702 | $ 12,440 |

See auditor's report and notes to financial statements.

**DAVENPORT HOUSING VII, L.P.**

**NOTES TO FINANCIAL STATEMENTS**

**DECEMBER 31, 2019 AND 2018**

**NOTE A - ORGANIZATION**

Davenport Housing VII, L.P. (the Partnership) was formed October 17, 2005, as a limited partnership under the laws of the State of Iowa and shall continue until December 31, 2500 or until certain events as defined in the partnership agreement occur. The partnership was formed for the purpose of owning and operating a 20-unit apartment complex in Davenport, Iowa for residents with low or moderate income. Rehabilitation of the historic project was substantially completed and operations began in December 2009. Substantially all of the Partnership's income is expected to be derived from the rental of its apartment units. All units within this project are expected to be subject to the contract restrictions regarding rental charges and other operating policies under the Low Income Housing Tax Credit Program.

**NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES**

Basis of Accounting

The financial statements of the partnership are prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America ("GAAP").

Cash and Cash Equivalents

For purposes of statements of cash flows, cash and cash equivalents represent unrestricted cash and certificates of deposit with original maturities of 90 days or less. The carrying amount approximates fair value because of the short period to maturity of the instruments.

Cash and Other Deposits

The Partnership maintains its cash in financial institutions insured by the Federal Deposit Insurance Corporation (FDIC). Deposit accounts, at times, may exceed federally insured limits. All deposits are fully insured by the FDIC up to $250,000 per bank. The Partnership has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Tenant Receivables

Tenant receivables are recorded at the amount the Partnership expects to collect on balances outstanding at December 31, 2019 and 2018. anagement closely monitors outstanding balances and writes off, as of year-end, all balances that are not collectible. There were no bad debt expenses in 2019 and 2018. Tenant accounts receivable are considered collectible in full, and accordingly, an allowance for doubtful accounts has not been provided.

Intangible Assets

Intangible assets consist of tax credit fees which are being amortized over a 15-year life using the straight-line method of amortization.

## NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

### Capitalization and Depreciation

Land, buildings and improvements are recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method. Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of operations. The rental property is depreciated over estimated service lives as follows:

| | | |
|---|---|---|
| Buildings & Improvements | 40 years | Straight-Line |
| Furnishings & Equipment | 7 years | Straight-Line |

### Impairment of Long-Lived Assets

The Partnership has adopted Accounting Standards Codification 360-10-05-4, Accounting for the Impairment or Disposal of Long-Lived Assets. The Partnership reviews its investment in real estate for impairment whenever events or changes in circumstances indicate that the carrying value of such property may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the real estate to the future net undiscounted cash flow expected to be generated by the rental property including the low income housing tax credits and any estimated proceeds from the eventual disposition of the real estate. If the real estate is considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the real estate exceeds the fair value of such property. There were no impairment losses recognized in 2019 or 2018.

### Rental Income

Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the partnership and the tenants of the property are operating leases. All rental property is rented under leases with terms of one year or less.

### Income Taxes

No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the Partners individually.

The Partnership's tax filings are subject to audit by various taxing authorities, and the open audit periods are 2016 through 2018.

The Partnership has adopted provisions of FASB Accounting Standards Codification Topic ASC 740-10 (previously Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes), on January 1, 2009. The implementation of this standard had no impact on the financial statements.

## NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

The FASB issued ASU No. 2016-18, Restricted Cash which amended prior guidance on the presentation of restricted cash. Under ASU 2016-18, changes in restricted cash and restricted cash equivalents that result from transfers between different cash categories should not be presented as cash flow activities in the statement of cash flows. The ASU also requires the disclosure of the nature of restricted cash as well as a reconciliation between the balance sheet and the statement of cash flows when cash, cash equivalents, and restricted cash are related to more than one line-item on the balance sheet. The Partnership has adopted the provisions of ASU 2016-18 effective January 1, 2018.

Accounting Standards Codification

The Financial Accounting Standards Board ("FASB ASC") became the sole authoritative source of generally accepted accounting principles in the United States of America for periods ending after September 15, 2009. The FASB ASC incorporates all authoritative literature previously issued by a standard setter. Adoption of the FASB ASC has no effect on the Partnership's financial position, results from operations, partners' equity (deficit) or cash flows. References to the authoritative accounting literature in the notes to the financial statements are the FASB ASC references.

## NOTE C - USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

## NOTE D - RESTRICTED DEPOSITS AND FUNDED RESERVES

Replacement Reserve

Pursuant to the partnership agreements, the Partnership is required to establish a replacement reserve account. The Partnership is to deposit $300 per unit per year commencing the month after issuance of a certificate of occupancy. The deposits are to increase at a rate of 3 percent every 12 months. The replacement reserve is to be used for working capital needs, improvements, replacements, and other contingencies of the Partnership. Withdrawals from the replacement reserve require the Special Limited Partner's signature for withdrawals over $750 and over an aggregate total of $4,000 for the year. As of December 31, 2019, the Partnership had not yet established the replacement reserve account.

## NOTE D - RESTRICTED DEPOSITS AND FUNDED RESERVES (CONTINUED)

Real Estate Tax Reserve

Pursuant to the terms of the partnership agreement, the Partnership is required to purchase a Certificate of Deposit in the amount of $25,000 from a banking institution. The funds shall be used to pay the increased real estate taxes upon expiration of the Urban Revitalization tax exemption. The reserve shall require the joint signature of the Special Limited Partner for any withdrawals. As of December 31, 2019, the Partnership had not yet established the real estate tax reserve.

Tax and Insurance Escrow

Pursuant to the partnership agreement, the Partnership is required to maintain a tax and insurance escrow account. The escrow account is to be used to pay next year's insurance premium payments and real estate taxes. Withdrawals from the tax and insurance escrow shall require the joint signature of the Special Limited Partner. At December 31, 2019 and 2018, the balance in the Tax and Insurance Escrow totaled $277 and $8,975, respectively.

Tenants' Security Deposits

Tenants' security deposits are held in a separate bank account in the name of the project. At December 31, 2019 and 2018, the balance of this account was $5,597 and $6,128, respectively, which was funded in an amount equal to or greater than the security deposit liability.

## NOTE E - INTANGIBLE ASSETS

Tax Credit Fees at December 31, 2019 and 2018 were net of accumulated amortization of $51,964 and $46,810, respectively. Amortization expense for the same years ended was $5,153 and $5,153, respectively. Estimated amortization expense is $5,153 for years 2020-2023 and $4,726 in 2024.

## NOTE F - LONG TERM DEBT

Scott County Housing Council

The project is financed by a mortgage loan payable to Scott County Housing Council in the original amount of $296,064. The 5.75% loan is payable in monthly installments of principal and interest in the amount of $2,079 through the maturity date of January 2026 when a final balloon payment is due. Outstanding balances on the note were $196,274 and $209,515 as of December 31, 2019 and 2018, respectively. There was no accrued interest as of December 31, 2019 and 2018.

## NOTE F - LONG TERM DEBT (CONTINUED)

City of Davenport

The project is also financed by a mortgage loan payable to the City of Davenport's Home Investment Partnership (HOE) Program in the original amount of $274,000. The 0% loan is payable in annual installments of interest only in the amount of $6,850 through the maturity date of February 2026 when a final balloon payment is due. Outstanding balances on the note were $274,000 as of December 31, 2019 and 2018.

The apartment project is pledged as collateral for the mortgages. The mortgage loans are nonrecourse debt secured by deeds of trust on the related real estate. The fair value of the mortgage notes payable are estimated based on the current rates offered to the project for debt of the same remaining maturities. At December 31, 2019, the fair value of the mortgages approximate the amount recorded in the financial statements.

Aggregate maturities of long-term debt for the next five years are as follows:

| | | |
|---|---|---|
| December 31, 2020 | $ | 14,023 |
| 2021 | | 14,851 |
| 2022 | | 15,728 |
| 2023 | | 16,657 |
| 2024 | | 17,640 |
| and Thereafter | | 391,375 |
| Totals | $ | 470,274 |

## NOTE G - MANAGEMENT FEES

The Partnership engaged Pioneer Property anagement, Inc. as the management company in 2010. Pioneer Property anagement, Inc. is not related in any form to any owners, either general or limited partners, of the Partnership. As of December 31, 2019 and 2018, management fee expense amounted to $6,575 and $6,639, respectively. At December 31, 2019 and 2018, accrued management fees totaled $477 and $573, respectively, which are included in Accounts Payable on the Balance sheets.

## NOTE H - RELATED PARTY TRANSACTIONS

Due from / to Related Party

During 2016, Iceberg Development, the owner of which is the managing member of the Partnership, advanced the Partnership $20,000 to cover operating expenses. As of December 31, 2019 and 2018, the Partnership owed $20,000 to Iceberg Development.

The Limited Partner has made capital advances to the Partnership to secure permanent financing as well as for routine operating expenses. As of December 31, 2019 and 2018, the Partnership owed $763,336 to the Limited Partner for capital advances.

## NOTE H - RELATED PARTY TRANSACTIONS (CONTINUED)

Asset anagement Fee

Pursuant to the partnership agreement, the Limited Partner is to receive a cumulative asset management fee of $2,500 increasing annually at 3%. Asset management fees incurred in 2019 and 2018 totaled $3,360 and $3,262, respectively. As of December 31, 2019 and 2018, cumulative unpaid fees under this agreement owed to the Limited Partner were $31,771 and $28,411, respectively.

Incentive anagement Fee

Pursuant to the partnership agreement, the General Partner is to receive an annual non-cumulative incentive management fee in the amount equal to 40% of net operating income for duties outlined in the partnership agreement. No expense was incurred in 2019 and 2018.

Tax Credit Compliance Fee

Pursuant to the partnership agreement, the General Partner is to receive an annual non-cumulative tax credit compliance fee of 40 percent of net operating income for ensuring compliance by the Partnership with all tax credit rules and regulations. No expense was incurred in 2019 and 2018.

Operating Deficit Loans

Pursuant to the partnership agreement, if at any time between when the first apartment unit is available and three consecutive months of breakeven operations, an operating deficit exists, the General Partner shall fund the operating deficit as to amount through operating deficit loans up to $61,214. All operating loans are to be repayable out of 50% of the available Net Operating Income or Sale or Refinancing Proceeds, as defined in the partnership agreement. There were no Operating Deficit Loans as of December 31, 2019.

## NOTE I - PARTNERS' EQUITY

| Partners | Ownership Percentages |
|---|---|
| General Partner - Davenport V GP, LLC | 0.005% |
| Limited Partner - WNC Housing Tax Credit Fund VI Series 13, LP | 99.98% |
| Special Limited Partner - WNC Housing Limited Partnership | 0.015% |

## NOTE I - PARTNERS' EQUITY (CONTINUED)

Pursuant to the partnership agreement, the Limited Partner is to make capital contributions of $2,253,208. An amendment to the Partnership Agreement was executed in 2010 which noted the Limited Partner shall make an additional capital contribution of $2,490,423. As of December 31, 2019, the Limited Partner had made capital contributions totaling $4,498,746.

Pursuant to the partnership agreement, the General Partner is to make capital contributions of $985,000. As of December 31, 2019, the General Partner has made capital contributions totaling $1,230,225.

Pursuant to the partnership agreement, the Special Limited Partner is to make capital contributions of $226. As of December 31, 2019, the Special Limited Partner had made capital contributions totaling $226.

## NOTE J - LOW INCOME HOUSING TAX CREDITS

The following Housing Tax Credits are allocable to the Partnership during the Credit Period:

| Year | Housing Tax Credits |
|---|---|
| 2010 | $ 420,809 |
| 2011 | 603,015 |
| 2012 | 603,015 |
| 2013 | 603,015 |
| 2014 | 603,015 |
| 2015 | 603,015 |
| 2016 | 603,015 |
| 2017 | 603,015 |
| 2018 | 603,015 |
| 2019 | 603,015 |
| 2020 | 182,206 |
| TOTAL | $ 6,030,150 |

## NOTE K - CONTINGENCY

The Project's Low-Income Housing Credits are contingent on its ability to maintain compliance with applicable sections of Section 42. Failure to maintain compliance with occupant eligibility, and/or unit gross rent, or to correct noncompliance within a specified time period, could result in recapture of previously taken tax credits plus interest.

## NOTE L - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Partnership's sole asset is the apartment complex. The Partnership's operations are concentrated in the affordable housing real estate market. In addition, the Partnership operates in a heavily regulated environment. The operations of the Partnership are subject to the administrative directives, rules and regulations of federal, state and local regulatory agencies. Such administrative directives, rules and regulations may occur with little notice or inadequate funding to pay for the related cost, including the additional administrative burden, to comply with a change.

## NOTE M - ADVERTISING

The partnership incurred advertising costs of $408 in 2019 and $9 in 2018. These costs are expensed in the financial statements as incurred.

## NOTE N - SUBSEQUENT EVENTS

FASB Accounting Standards Codification Topic 855, *Subsequent Events*, addresses events which occur after the balance sheet date but before the issuance of financial statements. An entity must record the effects of subsequent events that provide evidence about conditions that existed at the balance sheet date and must disclose but not record the effects of subsequent events which provide evidence about conditions that existed after the balance sheet date. Additionally, Topic 855 requires disclosure relative to the date through which subsequent events have been evaluated and whether that is the date on which the financial statements were issued or were available to be issued. anagement evaluated the activity of Davenport Housing VII, L.P. through April 20, 2020, the date the financial statements were issued, and concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.

FINANCIAL STATEENTS AND
INDEPENDENT AUDITOR'S REPORT

DAVENPORT HOUSING VII, L.P.

DECEBER 31, 2018 AND 2017

DAVENPORT HOUSING VII, L.P.

TABLE OF CONTENTS

LeBlanc Hausknecht, LLP
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIR

To the Partners
Davenport Housing VII, L.P.
Davenport, Iowa

**Opinion on the Financial Statements**

We have audited the accompanying balance sheets of Davenport Housing VII, L.P. as of December 31, 2018 and 2017, and the related statements of operations, changes in partners' equity, and cash flows for the years then ended, and the related notes. In our opinion, the financial statements present fairly, in all material respects, the financial position of Davenport Housing VII, L.P. as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

**Basis for Opinion**

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We are required to be independent with respect to the Company in accordance with the relevant ethical requirements relating to our audit.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

**Report on Supplemental Information**

Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The Schedule of Expenses is presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

LeBlanc Hausknecht, L.L.P.

etairie, Louisiana
ay 9, 2019

3421 N. Causeway Blvd., Suite 701 · Metairie, LA 70002 · 504-837-0770 · 504-837-7102 (fax) · www.lh-cpa.net

**DAVENPORT HOUSING VII, L.P.**

**BALANCE SHEETS**

**DECEMBER 31, 2018 AND 2017**

| ASSETS | | 2018 | | 2017 |
|---|---|---|---|---|
| Current Assets | | | | |
| Cash and Equivalents | $ | 11,893 | $ | 6,434 |
| Accounts Receivable - Tenant | | 1 | | - |
| Total Current Assets | | 11,894 | | 6,434 |
| Restricted Deposits and Funded Reserves | | | | |
| Tax and Insurance Escrow | | 8,975 | | 11,162 |
| Security Deposits | | 6,128 | | 5,759 |
| Total Restricted Cash | | 15,103 | | 16,921 |
| Property and Equipment | | | | |
| Land | | 50,000 | | 50,000 |
| Building | | 6,546,459 | | 6,546,459 |
| Furniture & Fixtures | | 52,649 | | 51,071 |
| Total Property and Equipment | | 6,649,108 | | 6,647,530 |
| Less: Accumulated Depreciation | | (1,525,327) | | (1,360,327) |
| Total Property and Equipment, Net | | 5,123,781 | | 5,287,203 |
| Other Assets | | | | |
| Intangible Assets, Net | | 30,492 | | 35,645 |
| Total Assets | $ | 5,181,270 | $ | 5,346,203 |

See auditor's report and notes to financial statements.

**DAVENPORT HOUSING VII, L.P.**

**BALANCE SHEETS**

**DECEMBER 31, 2018 AND 2017**

| LIABILITIES AND PARTNERS' EQUITY | 2018 | 2017 |
|---|---|---|
| Current Liabilities | | |
| Accounts Payable | $ 2,386 | $ 5,329 |
| Accrued Real Estate Taxes | 6,165 | 6,635 |
| Accrued Expenses | 10,000 | - |
| Prepaid Rent | 1,469 | - |
| Current Portion of Long Term Debt | 13,242 | 12,503 |
| Total Current Liabilities | 33,262 | 24,467 |
| Deposits & Prepayment Liabilities | | |
| Tenant Security Deposits Payable | 5,996 | 5,696 |
| Long Term Liabilities | | |
| ortgage Notes Payable | 483,515 | 496,019 |
| Less: Current Portion | (13,242) | (12,503) |
| Asset anagement Fee Payable | 28,411 | 25,149 |
| Due to Related Party | 783,336 | 783,336 |
| Total Long Term Liabilities | 1,282,020 | 1,292,001 |
| Total Liabilities | 1,321,278 | 1,322,164 |
| Partners' Equity | | |
| Partners' Equity | 3,859,992 | 4,024,039 |
| Total Liabilities and Partners' Equity | $ 5,181,270 | $ 5,346,203 |

See auditor's report and notes to financial statements.

## DAVENPORT HOUSING VII, L.P.

## STATEMENTS OF OPERATIONS

## FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

| | | 2018 | | 2017 |
|---|---|---|---|---|
| **Revenue** | | | | |
| Rent Revenue | $ | 135,001 | $ | 125,818 |
| Other Revenue | | 6,655 | | 6,284 |
| NSF, Late Fees & Other Revenue | | 60 | | 1,085 |
| Interest Income | | 165 | | 158 |
| Total Revenue | | 141,881 | | 133,345 |
| **Expenses** | | | | |
| Administrative | | 31,282 | | 32,060 |
| Utilities | | 37,263 | | 30,481 |
| Operating and aintenance | | 35,473 | | 35,600 |
| Taxes and Insurance | | 16,055 | | 14,155 |
| Interest | | 12,440 | | 13,137 |
| Depreciation and Amortization | | 170,153 | | 169,709 |
| Total Expenses | | 302,666 | | 295,142 |
| Net Loss from Operations | | (160,785) | | (161,797) |
| **Other Income and (Expenses)** | | | | |
| Asset anagement Fees | | (3,262) | | (3,167) |
| Net Loss | $ | (164,047) | $ | (164,964) |

See auditor's report and notes to financial statements.

**DAVENPORT HOUSING VII, L.P.**

**STATEMENTS OF CHANGES IN PARTNERS' EQUITY**

**FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017**

| | General Partner .005% | Special Limited Partner .015% | Limited Partner 99.98% | Total Partners' Equity |
|---|---|---|---|---|
| Balance - January 1, 2017 | $ 1,191,615 | $ 7 | $ 2,997,381 | $ 4,189,003 |
| Net Loss | (8) | (25) | (164,931) | (164,964) |
| Balance - December 31, 2017 | 1,191,607 | (18) | 2,832,450 | 4,024,039 |
| Net Loss | (8) | (25) | (164,014) | (164,047) |
| Balance - December 31, 2018 | $ 1,191,599 | $ (43) | $ 2,668,436 | $ 3,859,992 |

See auditor's report and notes to financial statements.

**DAVENPORT HOUSING VII, L.P.**

**STATEMENTS OF CASH FLOWS**

**FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017**

| | 2018 | 2017 |
|---|---|---|
| Cash flows from operating activities: | | |
| Net Loss | $ (164,047) | $ (164,964) |
| Adjustments to reconcile net loss to net cash provided by operating activities: | | |
| Depreciation and amortization | 170,153 | 169,709 |
| (Increase) decrease in accounts receivable | (1) | - |
| Increase (decrease) in accounts payable | (2,945) | 2,838 |
| Increase (decrease) in accrued expenses | 11,469 | (10) |
| Increase (decrease) in asset management fee payable | 3,262 | 3,167 |
| Increase (decrease) in accrued real estate taxes | (470) | (23) |
| Increase (decrease) in security deposits payable | 300 | (700) |
| Total adjustments | 181,768 | 174,981 |
| Net cash provided (used) by operating activities | 17,721 | 10,017 |
| Cash flows from investing activities: | | |
| (Deposit) withdrawal security deposits | (368) | 635 |
| (Deposit) withdrawal tax & insurance escrows | 2,187 | (5,180) |
| Purchase of fixed assets | (1,578) | (2,295) |
| Net cash provided (used) by investing activities | 241 | (6,840) |
| Cash flows from financing activities: | | |
| Payment on mortgage notes | (12,503) | (11,807) |
| Increase in due to related parties | - | 4,000 |
| Net cash used by financing activities | (12,503) | (7,807) |
| Net increase (decrease) in cash and equivalents | 5,459 | (4,630) |
| Cash and equivalents, beginning of year | 6,434 | 11,064 |
| Cash and equivalents, end of year | $ 11,893 | $ 6,434 |
| Supplemental disclosures of cash flow information: | | |
| Cash paid during the year for: | | |
| Interest | $ 12,440 | $ 13,795 |

See auditor's report and notes to financial statements.

## NOTE A - ORGANIZATION

Davenport Housing VII, L.P. (the Partnership) was formed October 17, 2005, as a limited partnership under the laws of the State of Iowa and shall continue until December 31, 2500 or until certain events as defined in the partnership agreement occur. The partnership was formed for the purpose of owning and operating a 20-unit apartment complex in Davenport, Iowa for residents with low or moderate income. Rehabilitation of the historic project was substantially completed and operations began in December 2009. Substantially all of the Partnership's income is expected to be derived from the rental of its apartment units. All units within this project are expected to be subject to the contract restrictions regarding rental charges and other operating policies under the Low Income Housing Tax Credit Program.

## NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

### Basis of Accounting

The financial statements of the partnership are prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America ("GAAP").

### Cash and Cash Equivalents

For purposes of statements of cash flows, cash and cash equivalents represent unrestricted cash and certificates of deposit with original maturities of 90 days or less. The carrying amount approximates fair value because of the short period to maturity of the instruments.

### Cash and Other Deposits

The Partnership maintains its cash in financial institutions insured by the Federal Deposit Insurance Corporation (FDIC). Deposit accounts, at times, may exceed federally insured limits. All deposits are fully insured by the FDIC up to $250,000 per bank. The Partnership has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

### Tenant Receivables

Tenant receivables are recorded at the amount the Partnership expects to collect on balances outstanding at December 31, 2018 and 2017. anagement closely monitors outstanding balances and writes off, as of year-end, all balances that are not collectible. There were no bad debt expenses in 2018 and 2017. Tenant accounts receivable are considered collectible in full, and accordingly, an allowance for doubtful accounts has not been provided.

### Intangible Assets

Intangible assets consist of tax credit fees which are being amortized over a 15-year life using the straight-line method of amortization.

## NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Capitalization and Depreciation

Land, buildings and improvements are recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method. Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of operations. The rental property is depreciated over estimated service lives as follows:

| | | |
|---|---|---|
| Buildings & Improvements | 40 years | Straight-Line |
| Furnishings & Equipment | 7 years | Straight-Line |

Impairment of Long-Lived Assets

The Partnership has adopted Accounting Standards Codification 360-10-05-4, Accounting for the Impairment or Disposal of Long-Lived Assets. The Partnership reviews its investment in real estate for impairment whenever events or changes in circumstances indicate that the carrying value of such property may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the real estate to the future net undiscounted cash flow expected to be generated by the rental property including the low income housing tax credits and any estimated proceeds from the eventual disposition of the real estate. If the real estate is considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the real estate exceeds the fair value of such property. There were no impairment losses recognized in 2018 or 2017.

Rental Income

Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the partnership and the tenants of the property are operating leases. All rental property is rented under leases with terms of one year or less.

Income Taxes

No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the Partners individually.

The Partnership's tax filings are subject to audit by various taxing authorities, and the open audit periods are 2015 through 2017.

The Partnership has adopted provisions of FASB Accounting Standards Codification Topic ASC 740-10 (previously Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes), on January 1, 2009. The implementation of this standard had no impact on the financial statements.

## NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounting Standards Codification

The Financial Accounting Standards Board ("FASB ASC") became the sole authoritative source of generally accepted accounting principles in the United States of America for periods ending after September 15, 2009. The FASB ASC incorporates all authoritative literature previously issued by a standard setter. Adoption of the FASB ASC has no effect on the Partnership's financial position, results from operations, partners' equity (deficit) or cash flows. References to the authoritative accounting literature in the notes to the financial statements are the FASB ASC references.

## NOTE C - USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

## NOTE D - RESTRICTED DEPOSITS AND FUNDED RESERVES

Replacement Reserve

Pursuant to the partnership agreements, the Partnership is required to establish a replacement reserve account. The Partnership is to deposit $300 per unit per year commencing the month after issuance of a certificate of occupancy. The deposits are to increase at a rate of 3 percent every 12 months. The replacement reserve is to be used for working capital needs, improvements, replacements, and other contingencies of the Partnership. Withdrawals from the replacement reserve require the Special Limited Partner's signature for withdrawals over $750 and over an aggregate total of $4,000 for the year. As of December 31, 2018, the Partnership had not yet established the replacement reserve account.

Real Estate Tax Reserve

Pursuant to the terms of the partnership agreement, the Partnership is required to purchase a Certificate of Deposit in the amount of $25,000 from a banking institution. The funds shall be used to pay the increased real estate taxes upon expiration of the Urban Revitalization tax exemption. The reserve shall require the joint signature of the Special Limited Partner for any withdrawals. As of December 31, 2018, the Partnership had not yet established the real estate tax reserve.

## NOTE D - RESTRICTED DEPOSITS AND FUNDED RESERVES (CONTINUED)

Tax and Insurance Escrow

Pursuant to the partnership agreement, the Partnership is required to maintain a tax and insurance escrow account. The escrow account is to be used to pay next year's insurance premium payments and real estate taxes. Withdrawals from the tax and insurance escrow shall require the joint signature of the Special Limited Partner. At December 31, 2018 and 2017, the balance in the Tax and Insurance Escrow totaled $8,975 and $11,162, respectively.

Tenants' Security Deposits

Tenants' security deposits are held in a separate bank account in the name of the project. At December 31, 2018 and 2017, the balance of this account was $6,128 and $5,759, respectively, which was funded in an amount equal to or greater than the security deposit liability.

## NOTE E - INTANGIBLE ASSETS

Tax Credit Fees at December 31, 2018 and 2017 were net of accumulated amortization of $46,810 and $41,657, respectively. Amortization expense for the same years ended was $5,153 and $5,153, respectively. Estimated amortization expense for each of the next five years is $5,153.

## NOTE F - LONG TERM DEBT

Scott County Housing Council

The project is financed by a mortgage loan payable to Scott County Housing Council in the original amount of $296,064. The 5.75% loan is payable in monthly installments of principal and interest in the amount of $2,079 through the maturity date of January 2026 when a final balloon payment is due. Outstanding balances on the note were $209,515 and $222,019 as of December 31, 2018 and 2017, respectively. There was no accrued interest as of December 31, 2018 and 2017.

City of Davenport

The project is also financed by a mortgage loan payable to the City of Davenport's Home Investment Partnership (HOE) Program in the original amount of $274,000. The 0% loan is payable in annual installments of interest only in the amount of $6,850 through the maturity date of February 2026 when a final balloon payment is due. Outstanding balances on the note were $274,000 as of December 31, 2018 and 2017.

## NOTE F - LONG TERM DEBT (CONTINUED)

The apartment project is pledged as collateral for the mortgages. The mortgage loans are nonrecourse debt secured by deeds of trust on the related real estate. The fair value of the mortgage notes payable are estimated based on the current rates offered to the project for debt of the same remaining maturities. At December 31, 2018, the fair value of the mortgages approximate the amount recorded in the financial statements.

Aggregate maturities of long-term debt for the next five years are as follows:

| | | |
|---|---|---|
| December 31, 2019 | $ | 13,242 |
| 2020 | | 14,023 |
| 2021 | | 14,851 |
| 2022 | | 15,728 |
| 2023 | | 16,657 |
| and Thereafter | | 409,014 |
| Totals | $ | 483,515 |

## NOTE G - MANAGEMENT FEES

The Partnership engaged Pioneer Property anagement, Inc. as the management company in 2010. Pioneer Property anagement, Inc. is not related in any form to any owners, either general or limited partners, of the Partnership. As of December 31, 2018 and 2017, management fee expense amounted to $6,639 and $6,293, respectively. At December 31, 2018 and 2017, accrued management fees totaled $573 and $516, respectively, which are included in Accounts Payable on the Balance sheets.

## NOTE H - RELATED PARTY TRANSACTIONS

Due from / to Related Party

During 2016, Iceberg Development, the owner of which is the managing member of the Partnership, advanced the Partnership $20,000 to cover operating expenses. As of December 31, 2018 and 2017, the Partnership owed $20,000 to Iceberg Development.

The Limited Partner has made capital advances to the Partnership to secure permanent financing as well as for routine operating expenses. As of December 31, 2018 and 2017, the Partnership owed $763,336 and $763,336, respectively, to the Limited Partner for capital advances.

**NOTE H - RELATED PARTY TRANSACTIONS (CONTINUED)**

Asset anagement Fee

Pursuant to the partnership agreement, the Limited Partner is to receive a cumulative asset management fee of $2,500 increasing annually at 3%. Asset management fees incurred in 2018 and 2017 totaled $3,262 and $3,167, respectively. As of December 31, 2018 and 2017, cumulative unpaid fees under this agreement owed to the Limited Partner were $28,411 and $25,149, respectively.

Incentive anagement Fee

Pursuant to the partnership agreement, the General Partner is to receive an annual non-cumulative incentive management fee in the amount equal to 40% of net operating income for duties outlined in the partnership agreement. No expense was incurred in 2018 and 2017.

Tax Credit Compliance Fee

Pursuant to the partnership agreement, the General Partner is to receive an annual non-cumulative tax credit compliance fee of 40 percent of net operating income for ensuring compliance by the Partnership with all tax credit rules and regulations. No expense was incurred in 2018 and 2017.

Operating Deficit Loans

Pursuant to the partnership agreement, if at any time between when the first apartment unit is available and three consecutive months of breakeven operations, an operating deficit exists, the General Partner shall fund the operating deficit as to amount through operating deficit loans up to $61,214. All operating loans are to be repayable out of 50% of the available Net Operating Income or Sale or Refinancing Proceeds, as defined in the partnership agreement. There were no Operating Deficit Loans as of December 31, 2018.

**NOTE I - PARTNERS' EQUITY**

| Partners | Ownership Percentages |
|---|---|
| General Partner - Davenport V GP, LLC | 0.005% |
| Limited Partner - WNC Housing Tax Credit Fund VI Series 13, LP | 99.98% |
| Special Limited Partner - WNC Housing Limited Partnership | 0.015% |

## NOTE I - PARTNERS' EQUITY (CONTINUED)

Pursuant to the partnership agreement, the Limited Partner is to make capital contributions of $2,253,208. An amendment to the Partnership Agreement was executed in 2010 which noted the Limited Partner shall make an additional capital contribution of $2,490,423. As of December 31, 2018, the Limited Partner had made capital contributions totaling $4,498,746.

Pursuant to the partnership agreement, the General Partner is to make capital contributions of $985,000. As of December 31, 2018, the General Partner has made capital contributions totaling $1,230,225.

Pursuant to the partnership agreement, the Special Limited Partner is to make capital contributions of $226. As of December 31, 2018, the Special Limited Partner had made capital contributions totaling $226.

## NOTE J - LOW INCOME HOUSING TAX CREDITS

The following Housing Tax Credits are allocable to the Partnership during the Credit Period:

| Year | Housing Tax Credits |
|---|---|
| 2010 | $ 420,809 |
| 2011 | 603,015 |
| 2012 | 603,015 |
| 2013 | 603,015 |
| 2014 | 603,015 |
| 2015 | 603,015 |
| 2016 | 603,015 |
| 2017 | 603,015 |
| 2018 | 603,015 |
| 2019 | 603,015 |
| 2020 | 182,206 |
| TOTAL | $ 6,030,150 |

## NOTE K - CONTINGENCY

The Project's Low-Income Housing Credits are contingent on its ability to maintain compliance with applicable sections of Section 42. Failure to maintain compliance with occupant eligibility, and/or unit gross rent, or to correct noncompliance within a specified time period, could result in recapture of previously taken tax credits plus interest.

## DAVENPORT HOUSING VII, L.P.

## NOTES TO FINANCIAL STATEMENTS

## DECEMBER 31, 2018 AND 2017

### NOTE L - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Partnership's sole asset is the apartment complex. The Partnership's operations are concentrated in the affordable housing real estate market. In addition, the Partnership operates in a heavily regulated environment. The operations of the Partnership are subject to the administrative directives, rules and regulations of federal, state and local regulatory agencies. Such administrative directives, rules and regulations may occur with little notice or inadequate funding to pay for the related cost, including the additional administrative burden, to comply with a change.

### NOTE M - ADVERTISING

The partnership incurred advertising costs of $9 in 2018 and $105 in 2017. These costs are expensed in the financial statements as incurred.

### NOTE N - SUBSEQUENT EVENTS

FASB Accounting Standards Codification Topic 855, *Subsequent Events*, addresses events which occur after the balance sheet date but before the issuance of financial statements. An entity must record the effects of subsequent events that provide evidence about conditions that existed at the balance sheet date and must disclose but not record the effects of subsequent events which provide evidence about conditions that existed after the balance sheet date. Additionally, Topic 855 requires disclosure relative to the date through which subsequent events have been evaluated and whether that is the date on which the financial statements were issued or were available to be issued. anagement evaluated the activity of Davenport Housing VII, L.P. through ay 9, 2019, the date the financial statements were issued, and concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.